Exhibit 10.2

Separation Agreement and Release

This Separation Agreement and Release (“Agreement”) is made by and between Ambaw Bellete (“Executive”) and CG Oncology, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Amended and Restated Employment Agreement, effective as of January 9, 2025 (the “Employment Agreement”) and that certain Restrictive Covenant Agreement (as defined in the Employment Agreement); and

WHEREAS, in connection with Executive’s termination of employment with the Company or a subsidiary or affiliate of the Company effective June 30, 2026 (the “Termination Date”), the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested equity securities of the Company, vested benefits or Executive’s right to indemnification or liability insurance by the Company or any of its affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”).

NOW, THEREFORE, in consideration of the severance payments and benefits described in Section 4 of the Employment Agreement, which, pursuant to the Employment Agreement, are conditioned on Executive’s execution and non-revocation of this Agreement, and in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.
Severance Payments and Benefits; Salary and Benefits. The Company agrees to provide Executive with the severance payments and benefits described in Section 4(b) of the Employment Agreement, with the cash payments payable at the times set forth in, and subject to the terms and conditions of, the Employment Agreement. In addition, to the extent not already paid, and subject to the terms and conditions of the Employment Agreement, the Company shall pay or provide to Executive the Accrued Obligations described in Section 3(c) of the Employment Agreement, subject to and in accordance with the terms thereof.

2.
Post-Termination Exercise Period Extension. The Company shall cause Executive’s outstanding stock option awards to be amended to extend the deadline for Executive to exercise any such awards, to the extent vested and exercisable as of the Termination Date, through the earlier of (i) June 30, 2027, and (ii) the expiration date of such awards. The outstanding stock option awards and portions that are or may become exercisable in accordance with Section 4(b) of the Employment Agreement are set forth on Schedule I to this Agreement. Executive acknowledges and agrees that such amendment shall cause any stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to cease to qualify as such and instead be treated as non-qualified stock options.

3.
Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of its direct or indirect subsidiaries, and any of its or their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”) related to Executive’s employment with the Company or its subsidiaries or termination therefrom. Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement relating to Executive’s employment with the Company or its subsidiaries or termination therefrom, including, without limitation:

a.
any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries and the termination of that relationship;
b.
any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state law, and securities fraud under any state or federal law;
c.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002; New Jersey's Conscientious Employee Protection Act; the New Jersey Soldiers' and Sailors' Civil Relief Act; the Millville Dallas Airmotive Plant Job Loss Notification Act; the New Jersey Family Leave Act; the New Jersey Law Against Discrimination; the New Jersey Security and Financial Empowerment Act; the New Jersey State Wage and Hour Law; the New Jersey Paid Sick Leave Law; and the New Jersey State Wage Payment Law; or any similar state law;
e.
any and all claims for violation of the federal or any state constitution;
f.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.
any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement;
h.
any and all claims arising out of the wage and hour and wage payments laws and regulations of the state or states in which Executive has provided service to the Company or any of its affiliates; and
i.
any and all claims for attorneys’ fees and costs.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

EXECUTIVE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation and any right to receive an award for information provided thereunder, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company for discrimination (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee for any alleged discriminatory treatment), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims for indemnity under the bylaws of the Company, as provided for by New Jersey or Delaware law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company, claims to any benefit entitlements vested as of the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 3(c)or Section 4 of the Employment Agreement. This release does not prevent Executive from cooperating with an investigation conducted by any such governmental agencies, including without limitation the National Labor Relations Board (the “NLRB”). Nothing herein will prevent Executive from participating in an activity permitted by Section 7 of the National Labor Relations Act or from filing an unfair labor practice charge with the NLRB.

4.
Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement, and the Parties agree that such time period to review this Agreement shall not be extended upon any material or immaterial changes to this Agreement; (c) Executive has seven business days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the General Counsel of the Company;

(d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the twenty-one (21) day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

5.
Acknowledgment. Executive acknowledges his ongoing obligations under Section 5 of the Employment Agreement. Sections 5(e) and 5(f) of the Employment Agreement are hereby incorporated by reference and will apply to this Agreement as if set forth herein.

6.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

7.
No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.

8.
Governing Law; Dispute Resolution. This Agreement shall be subject to the provisions of Sections 9(a), 9(c), and 9(h) of the Employment Agreement.

9.
Effective Date. Executive has seven business days after Executive signs this Agreement to revoke it and this Agreement will become effective on the day immediately following the seventh business day after Executive signed this Agreement (the “Effective Date”).

10.
Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.

[Remainder of Page Intentionally Left Blank – Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

Dated: 03-June-2026 /s/ Ambaw Bellete

Print Name: Ambaw Bellete

CG ONCOLOGY, INC.

Dated: 02-June-2026

By: /s/ Arthur Kuan

Name: Arthur Kuan

Title: President & CEO

SCHEDULE I

List of Equity Awards

Grant Date	Vesting Commencement Date	Options Vested as of December 31, 2027	Expired Options	Exercise Price	Expiration Date
May 26, 2022	May 26, 2022	52,438	-	$1.82	June 30, 2027
June 14, 2023	June 14, 2023	491,042	-	$3.72	June 30, 2027
June 14, 2023	-	63,102(1)	(1)	$3.72	June 30, 2027 (2)
December 13, 2023	December 13, 2023	52,438	-	$12.59	June 30, 2027
October 4, 2024	October 4, 2024	138,937	36,563	$36.63	June 30, 2027
April 15, 2025	April 15, 2025	189,877	94,939	$20.11	June 30, 2027
April 15, 2026	April 15, 2026	44,795	62,713	$67.68	June 30, 2027

(1) The options vest as follows: (i) 16,868 shares vest upon the Company achieving commercial organization readiness by December 31, 2026, as determined by the Company’s board of directors, (ii) 29,365 shares vest upon the approval by the FDA of a BLA with respect to cretostimogene, provided such BLA approval occurs on or before December 31, 2026, and (iii) 16,868 shares vest upon the Company’s achievement of the first successful commercial sale by December 31, 2026.

(2) Notwithstanding the Expiration Date, any portion of the shares underlying the option that have not performance vested by December 31, 2026 per the vesting schedule in note (1) above, shall automatically expire effective January 1, 2027. Only that portion of the option that has performance vested by or prior to December 31, 2026, shall remain exercisable until June 30, 2027. With respect to subpart (i) of note (1) above, the Company’s board of directors shall determine the date on which the Company achieved commercial organization readiness. If the date of such achievement is prior to December 31, 2026 but the board of directors does not make such determination until after December 31, 2026, such performance milestone shall be deemed to have been achieved and the applicable portion of the option shall have vested prior to its expiration on December 31, 2026. The Company shall use reasonable efforts to provide Mr. Bellete with email notice of the achievement of any performance milestone within 4 business days of such achievement; provided that no notice shall be required if the Company issues a press release or files a Current Report on Form 8-K disclosing information consistent with the achievement of any such milestone.